Exhibit 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-51737 and No. 33-52489 both on Form S-3 of Indianapolis Power & Light Company and Registration Statement No. 2-88352 on Form S-8 of IPALCO Enterprises, Inc. of our report dated January 27, 1995, appearing in the Current Report on Form 8-K of Indianapolis Power & Light Company.





/s/ Deloitte & Touche LLP

Indianapolis, Indiana
February 15, 1995